UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  June 12, 2007

TOWERSTREAM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33449	20-8259086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Hammarlund Way Middletown, RI		02842
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (401) 848-5848

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

On June 12, 2007, Towerstream Corporation (the “Company”) issued a press release announcing the consummation of its previously announced “registered direct” offering that resulted in net proceeds of approximately $36 million, after deducting placement agent fees and estimated offering expenses.  In the offering, the Company issued 10 million shares of its common stock for a purchase price of $4.00 per share.  A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

Description

99.1

Press Release, dated June 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 12, 2007	TOWERSTREAM CORPORATION

	By:	/s/ George E. Kilguss, III
George E. Kilguss, III
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description

99.1

Press Release, dated June 12, 2007